U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2001

                         Global Diversified Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                      Nevada
                (State or jurisdiction of incorporation or organization)

                                     333-83231
                              (Commission File Number)

                                      95-4741485
                      (I.R.S. Employer Identification Number)

        P.O. Box 3070 2724 Nathan Avenue Modesto, CA           95353
        (Address of principal executive offices                (Zip Code)

                 Registrant's telephone number: (209) 521-3303

             520 North Kings Road  Suite 214  Los Angeles, CA  90048

(Former name or former address, if changed since last report)

EXPLANATORY NOTE: This Current Report on Form 8K/A1 amends Item 7(b) of the Registrant's Current Report on Form 8-K, filed on November 16, 2001, to provide the Registrant's Unaudited Pro Forma Financial Statements. The remaining items have not been amended herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                         FINANCIAL STATEMENTS AND SCHEDULES
                            DECEMBER 31, 2000 AND 1999

                          FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                           THE MAJESTIC COMPANIES, LTD.

                           Index to Financial Statements

                                                                       Page

Report of Independent Certified Public Accountants                      F-3

Consolidated Balance Sheet at December 31, 2000 and 1999                F-4

Consolidated Statements of Losses for the two years
ended December 31, 2000 and 1999                                        F-6

Consolidated Statements of Deficiency in Stockholders' Equity for
the two years ended December 31, 2000 and 1999                          F-7

Consolidated Statements of Cash Flows for the two years
ended December 31, 2000 and 1999                                        F-8

Notes to Consolidated Financial Statements                      F-9 to F-24

INTERIM CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated  Balance Sheet as of September 30, 2001                   F-25

Consolidated Statement of Losses for the nine
months ended September 30, 2001 and 2000                               F-26

Consolidated Statement of Cash Flows for the
nine months ended September 30, 2001 and 2000                          F-27

Condensed Notes to Financial Statements at September 30, 2001     F-28-F-31

                            Stefanou & Company, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                               1360 Beverly Road
                                  Suite 305
                            McLean, VA  22101-3621
                                 703-448-9200
                               703-448-3515 (fax)
                                                           Philadelphia, PA


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
The Majestic Companies, Ltd.
San Diego, California

     We have audited the accompanying consolidated balance sheets of The Majestic Companies, Ltd. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Majestic Companies, Ltd. and subsidiaries as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the two years ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note M, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/  Stefanou & Company
                                       Stefanou & Company, LLP
                                       Certified Public Accountants
McLean, Virginia
March 20, 2001

                                   F-3

                       THE MAJESTIC COMPANIES, LTD.
                         CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 2000 AND 1999

                                                        2000          1999
ASSETS

CURRENT ASSETS:
 Cash and equivalents                                   $   36,688   $   4,970
 Accounts receivable, net of allowance for
  doubtful accounts                                         52,832      69,182
 Inventory, at lower of cost or market                     732,036     499,575
 Deposits                                                   54,792      53,263
 Prepaid expenses                                          111,843       1,386
   Total current assets                                    988,191     628,376

PROPERTY AND EQUIPMENT-AT COST:
 Buildings under operating leases (Note C)                       -     236,084
 Furniture, equipment and leasehold improvements           311,135     491,644
                                                           311,135     727,728

 Less accumulated depreciation                              88,216      82,791
                                                           222,919     644,937

OTHER ASSETS:
 Intangible assets, net of amortization (Note D)            47,915      73,926
                                                        $1,259,025   $1,347,239

            See accompanying notes to consolidated financial statements
                                     F-4

                            THE MAJESTIC COMPANIES, LTD.
                             CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 2000 AND 1999

                                                         2000         1999

LIABILITIES

CURRENT LIABILITIES:
 Current maturities of long-term debt (Note B)          $  376,358  $  600,720
 Accounts payable and accrued expenses                   1,308,831   1,199,054
 Customer deposits                                         752,525     286,175
  Total current liabilities                              2,437,714   2,085,949

LONG-TERM DEBT, less current maturities (Note B)           842,893     495,865

COMMITMENTS AND CONTINGENCIES (Note I)

STOCKHOLDERS' EQUITY (NOTES E AND H)
Convertible Preferred Stock Par Value $ .01 per share
 2,000,000 shares authorized, none issued at
 December 31 ,2000 and December 31, 1999                         -           -
Common Stock, Par Value $ .001 per share;
 200,000,000 shares authorized, 75,415,004 shares
 issued at December 31, 2000 and 26,834,070 issued at
 December 31, 1999                                           75,415     26,834
Additional paid-in-capital                               10,604,471  5,573,165
Stock subscription receivable                               (51,000)         -
Accumulated deficit                                     (12,650,467)(6,834,574)
                                                         (2,021,581)(1,234,575)
                                                         $1,259,025 $1,347,239

         See accompanying notes to consolidated financial statements
                                   F-4

                            THE MAJESTIC COMPANIES, LTD.
                          CONSOLIDATED STATEMENTS OF LOSSES
                        YEARS ENDED DECEMBER 31, 2000 and 1999

                                                         2000         1999

Revenues:
 Modular buildings                                    $ 2,389,095   $2,265,609
 Rental income                                            100,150       23,529
                                                      $2,489,245    $2,289,138

Cost and expenses:
 Modular Buildings                                     2,790,380     2,234,812
 Selling, general and administrative                   5,207,706     3,726,650
 Research and development                                114,535       190,430
 Interest                                                106,441       177,959
 Depreciation and amortization                            88,279        83,403
                                                       8,307,341     6,413,254
Operating loss                                        (5,818,096)   (4,124,116)

Interest income                                            2,203           482
Income (taxes) benefit                                         -             -

Net loss                                              (5,815,893)   (4,123,634)

Loss per common share (basic and assuming dilution)        (0.14)        (0.17)

Weighted average common shares outstanding (Note J)   42,085,442    24,942,985

            See accompanying notes to consolidated financial statements
                                    F-6

                             THE MAJESTIC COMPANIES, LTD.
            CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                       YEARS ENDED DECEMBER 31, 2000 AND 1999

<CAPTIION>
                                                   Additional          Stock
                              Common      Stock     Paid-In        Subscription   Accumulated
                              Shares      Amount    Capaital        Available       Deficit      Total
Balance at December 31 1998   21,111,863  $21,112    $ 3,073,945     $ (24,000)   $(2,710,940) $    360,117
Sale of stock issued
pursuant to private
placement                      2,115,498    2,115        976,159             -              -       978,274
Sale of stock issued
pursuant  to  private
placement                        725,000      725        349,275             -              -       350,000
Shares issued to
consultants and employees
in exchange for services       2,321,709    2,322        888,262             -              -       890,584
Shares issued in exchange
for debt                         560,000      560        285,524             -              -       286,084
Receipt of stock
subscription note
receivable                             -        -              -        24,000              -        24,000
Net loss                               -        -              -             -     (4,123,634)  (4,123,634)
Balance at December 31 1999   26,834,070   26,834       5,573,165            -     (6,834,574)  (1,234,575)
Shares issued in exchange
for debt                       6,235,000    6,235       1,325,345            -              -    1,331,580
Shares issued to
consultants and employees
in exchange for services      19,622,000   19,622       2,809,499            -              -    2,829,121
Shares issued pursuant to
Offering                       7,550,000    7,550         288,950            -              -      296,500
Shares issued upon
conversion of
Convertible Debentures        15,173,934   15,174         607,512            -              -      622,686
Stock Subscription
Receivable                             -        -               -      (51,000)             -      (51,000)
Net Loss                               -        -               -                  (5,815,893)  (5,815,893)
Balance at December 31 2000   75,415,004   75,415      10,604,471      (51,000)   (12,650,467)  (2,021,581)

                See accompanying notes to consolidated financial statements
                                         F-7

                               THE MAJESTIC COMPANIES, LTD.
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                          YEARS ENDED DECEMBER 31, 2000 and 1999

                                                          2000       1999

Increase (decrease) in cash and equivalents
Cash flows from operating activities
 Net loss for the year                                $(5,815,893) $(4,123,634)
 Adjustments to reconcile net earnings to
 net cash provided by operating activities:
 Common stock issued in exchange for
 services rendered                                      2,829,121      890,584
 Common stock issued in exchange
 for debt                                               1,331,580      286,084
 Provision for doubtful accounts
  Receivable                                              143,976            -
  Depreciation and amortization                            88,279       83,403
(Increase) decrease in:
 Accounts receivable                                       16,350       78,057
 Prepaid expenses and other                              (112,166)     (63,678)
 Inventory                                               (232,461)     714,451
Increase (decrease) in:
 Accounts payable and accrued expenses, net               109,777      454,652
 Customer deposits                                        466,350     (647,271)
 Net cash (used) provided by operating activities      (1,175,087)  (2,327,352)
Cash flows provided by (used in) in investing
activities:
 Capital expenditures, net of disposals                         -     (413,633)
Net cash used in investing activities                           -     (413,633)
Cash flows used in financing activities:
 Proceeds from sale of common stock, net                  245,500    1,352,275
 Proceeds from loans                                    1,095,500    1,256,121
 Repayments of loans, net                               (134,195)     (168,080)
Net cash, provided (used) in financing activities       1,206,805    2,440,316
 Net (decrease) increase in cash and equivalents           31,718     (300,669)
Cash and equivalents at beginning of year                   4,970      305,639
Cash and equivalents at end of year                        36,688        4,970

Supplemental Disclosures of Cash Flow Information

Cash paid during the year for interest                    106,441      177,959
Cash paid during the year for taxes                             -            -

Non-cash financing activities
 Common stock issued for services                       2,829,121      890,584
 Issuance of common stock in exchanged for
  debt (Note M)                                         1,331,580      286,084
 Debentures exchanged for common stock                    622,686            -
 Common stock subscriptions receivable                     51,000            -

          See accompanying notes to consolidated financial statements
                                   F-8

                            THE MAJESTIC COMPANIES, LTD.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The Majestic Companies, Ltd. (the "Company"), is incorporated under the laws of the state of Nevada and develops, manufactures and markets relocatable modular classrooms, office buildings, telephone equipment bunkers and modular structures. This activity is conducted primarily in the western part of the United States. The Company is also engaged in the origination and servicing of new modular building leases. This activity is conducted primarily in the state of California. All of the leases which the Company enters into are accounted for as operating leases. The Company is also in the business of developing and marketing a proprietary passenger restraint system for the school bus industry.

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries, Majestic Modular
Buildings, Ltd., Majestic Financial, Ltd., and Majestic
Transportation, Ltd. Significant intercompany transactions have been eliminated in consolidation.

Inventories

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of modular buildings available for sale to contract clients and the public, along with materials and work-in progress.

Components of inventories as of December 31, 2000 and 1999 are as follows:

                                                 2000      1999

Raw Materials                                $ 166,106    $ 178,700
Finished Goods and Work In Progress            565,930      320,875
                                             $ 732,036    $ 499,575

Revenue Recognition

The Company follows a policy of recognizing modular building sales at the time of shipment. The Company follows a policy of recognizing revenue from leasing modular buildings as operating leases. At the inception of the lease, no lease revenue is recognized and the leased building appears on the balance sheet as "buildings under operating leases". The capitalized cost of each modular building is depreciated over the lease term on a straight-line basis down to the Company's original estimate of the projected value of the building at the end of the scheduled lease term (the "Residual"). Monthly lease payments are recognized as rental income.

                                       F-9
Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the years ended December 31, 2000 and 1999, advertising costs were $ 46,796 and $47,125, respectively.

Property and Equipment

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (five years for furniture, fixtures and equipment and 15 years for building and improvements). The straight-line method of depreciation is also used for tax purposes.

Intangible Assets

Intangible assets consist of patents, trademarks, and licensing agreements to build transportation equipment and organization costs, which are amortized using the straight line method over the estimated useful lives of the assets which range from five to seven years. In
1999 the Company capitalized the costs to develop state certified building plans used in the manufacture of modular buildings. The plans are amortized over the course of their useful lives of three years. Organization costs incurred after December 31, 1999 were expensed as incurred in accordance with AICPA Statement of Position 98-5.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes".
Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

                                    F-10
Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No.121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Research and Development

Company-sponsored research and development costs related to both present and future products are expended in the year incurred. Total expenditures on research and product development for 2000 and 1999 were $ 80,710 and $190,430, respectively.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated primarily in the state of California and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts were $143,796 and $ 0 at December 31, 2000 and 1999, respectively.

                                 F-11

Stock Based Compensation

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $ 5,815,893, during the year ended December
31, 2000 and $4,123,634 during the year ended December 31, 1999. The Company's current liabilities exceeded its current assets by $ 1,449,524 as of December 31, 2000. At December 31, 2000 a substantial portion of all of the Company's assets are illiquid.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SAFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segments.

New Accounting Pronouncements

The Company adopted Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pension and Other -Post Employment Benefits ("SFAS 132") in the year ended December 31, 1999. SFAS No. 132 establishes disclosure requirements regarding pension and post employment obligations. SFAS No. 132 does not effect the Company as of December 31, 1999.

                                   F-12

In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

The Company adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS No. 133") in the year ended December 31, 1999. SFAS No. 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS No. 133's impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (" SAB 101"), Revenue Recognition in Financial Statements, which will become effective December 31, 2000. The Company does not expect the standard to have a material effect on its financial condition or operating results.

In March 2000, the Financial Accounting Standards Board issued interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB No. 25 for
(a) the definition of employee for purposes of applying APB No. 25,
(b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods

                                    F-13

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrant's have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. There is no effect on earnings per share information for the years ended December 31, 1999 and 1998 relating to the adoption of this standard.

Reclassifications

Certain reclassifications have been made in prior years' financial statements to conform to classifications used in the current year.

NOTE B-LONG-TERM DEBT

Long-term debt at December 31, 2000 and 1999 consists of the following:

                                                            2000       1999

Note payable in monthly installments of $5,000,
Including interest at 12% per annum, unsecured;
payable to related party and secured third party
collateral (See Note K)                                    $ 173,433  $ 211,308

Note payable in monthly installments of $1,187
including interest at 9.75% per annum; secured by
office equipment                                              10,673     20,828

Note payable in monthly installments of
interest only at 10% per annum, secured by
accounts receivable, inventory and equipment;
the Company is in default under the terms of
the note.                                                     25,000     25,000

Note payable in monthly installments of
interest only at 10% per annum, secured by
accounts receivable , inventory and equipment ;
the Company is in default under the terms of
the note.                                                     50,000     50,000

                                         F-14

Note payable in monthly installments of interest
only at 10% per annum, secured by accounts
receivable , inventory and equipment; the
Company is in default under the terms of the
note.                                                         50,000          -

Note payable in monthly installments of interest
only at 10% per annum, secured by accounts
receivable , inventory and equipment ; the
Company is in default under the terms of the
note.                                                       100,000     100,000

Note payable in monthly  installments of
principal and interest at 19.57% per annum,
secured by equipment                                              -      21,917

Note payable in monthly installments of
$1,276,  interest only at 10% per annum,
secured by accounts receivable, inventory and
equipment                                                    64,000     100,000

Note payable in monthly installments of
interest only at variable rates ranging from
12% to 40% per annum, secured by specified
accounts receivable                                          10,095     252,517

Note  payable  to related party at 0 % interest
per annum; unsecured  (See Note K)                                -      70,300

Note payable at 10% interest per annum;
interest payable monthly  unsecured                          75,500

Note payable in monthly installments of $ 682 ,
including  principal and interest at 12% per
annum, secured by equipment                                       -      14,209

Note payable in monthly installments of   $
820, including principal and interest at  21%
per annum, secured by equipment                              40,706      40,706

Note payable to related party at 0% per annum;
unsecured (See Note K)                                        7,000      57,039

Note payable to officer at 12% per annum;
unsecured (See Note K)                                      200,160     132,761

Line of Credit -exchangeable for 4% debentures
that are then convertible into the Company's
common stock at an exchange rate equal to 80%
of the average closing bid price (as reported
by Bloomberg) of the Company's  common stock
for any four (4) of the five (5) trading days
immediately preceding the date of conversion.
(see Note H)                                                134,360           -

Convertible Debentures, interest at 4 %  per
annum  and convertible into common stock of the
Company at either:120% of the closing bid price
on the closing date, or 80% of the average
closing bid price (as reported by Bloomberg)for
any four (4) days of the previous five (5) days
immediately preceding the date of conversion.
See Note H)                                                 278,325           -

                                                          1,219,252   1,096,585
  Less: current portion                                     376,358     600,720

                                                            842,894     495,865

                                           F-15

Aggregate maturities of long-term debt as of December 31, 2000 are as follows:

                  Year                   Amount

                  2001                   $   376,358
                  2002                       140,000
                  2003                       110,000
                  2004                       190,000
                  2005 and after             452,894

                                         $ 1,269,252

NOTE C-BUILDINGS UNDER OPERATING LEASES

Buildings under operating leases consist of the following:

                                            2000                 1999

Buildings                                $          -        $  236,084

Less:  accumulated depreciation                     -            14,816

                                         $          -        $  221,268

The buildings are depreciated to their estimated residual value of $28,000 over the life of the lease contracts.

                                   F-16

NOTE D-INTANGIBLE ASSETS

The costs and accumulated amortization of intangible assets at December 31 are summarized as follows:

                                           2000                  1999

Trademarks                               $   14,328          $  12,884
Organization costs                                -                  -
Plans                                        78,800             78,800

                                             93,128             91,684

Less:  accumulated amortization              45,213             17,758
Intangible assets, net                       47,915             73,926

Amortization expense included as a charge to income amounted to $45,213 and $17,758 for the year ended December 31, 2000 and 1999, respectively.

NOTE E-STOCK OPTIONS AND WARRANTS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to a key employee of the Company (See Note I).

                                 Number    Weighted Average    Number of
                                of shares   Exercise Price  Shares Exercisable

Outstanding at December 31 1997  250,000    $     .25              250,000
Granted                          500,000          .45              500,000
Exercised                              -            -                    -
Cancelled                              -            -                    -
Outstanding at December 31 1998  750,000            -              750,000
Granted
Exercised                       (500,000)         .45             (500,000)
Cancelled                              -            -                    -
Outstanding at December 31 1999  250,000    $     .25              250,000

Granted                         2,700,000         .20             2,700,000
Exercised                        (800,000)        .20              (800,000)
Cancelled                               -           -                     -
Outstanding at December 31 2000 2,150,000$        .25             2,150,000

                                      F-17

For disclosure purposes the fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for stock options granted during the years ended December 31, 2000 and 1999, respectively: annual dividends of $0.00 for both years, expected volatility of 50%, risk free interest rate of 6.0% an expected life of two years for all grants. The weighted-average fair values of the stock options granted during the years ended December 31, 2000 and 1999 were $ .20 and $.19, respectively.

If the Company recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $ (6,353,393) and $ (.14) in 2000 and $(4,171,134) and $(.17) in 1999, respectively.

NOTE F-INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $12,600,000, which expire through 2020. The future utilization of the operating loss carryforwards or the time period in which the carryforwards could be utilized could be limited if certain historical stockholders of Majestic sell their shares within two years of the purchase of Skytex. The deferred tax asset related to the carryforward is approximately $ 4,257,188. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.

                                   F-18

Components of deferred tax assets as of December 31, 2000 are as follows:

Non Current:
Net operating loss carryforward               $ 4,257,188
Valuation allowance                            (4,257,188)
Net deferred tax asset                        $         -

NOTE G-MAJOR CUSTOMERS

Revenue from three (3) major customers approximated $2,383,021 or 98% and $1,659,929 or 73% of sales for the year ended December 31, 2000 and 1999, respectively.

NOTE H - CAPITAL STOCK

The Company is authorized to issue 200,000,000 shares of common stock with a par value of $ .001 per share. As of December 31, 2000 the Company has issued and outstanding 75,415,000 shares of common stock. The Company is also authorized to issue 2,000,000 shares of preferred stock with a par value of $.01 per share. There are no preferred shares outstanding at December 31, 2000.

In 1999, the Company issued a total of 2,840,498 shares of common stock in a private placements and exempt offerings to sophisticated investors, primarily in the United States in exchange for $1,325,434 net of costs and fees. The Company also issued 2,321,709 shares to consultants and employees for $890,584 of services rendered during 1999. The shares issued to the consultants and employees were based upon the value of the services rendered or the market price of the Company's common stock during the period the services were rendered. In addition, the Company issued 560,000 shares of common stock in exchange for $286,084 of previously incurred debt in 1999.

In 2000, the Company issued a total of 7,550,000 shares of common stock in exchange for $ 296,500 net of costs and fees. The Company issued 19,622,000 shares of common stock to consultants and employees for $ 2,829,121 of services rendered during 2000. The shares issued to the consultants and employees were based upon the value of the services rendered or the market price of the Company's common stock during the period the services were rendered. In addition, the Company issued 6,235,000 shares of common stock in exchange for $1,331,580 of previously incurred debt.

In 2000, holders of the Company's 4% Convertible Debentures (see Note B) converted Debentures into 4,637,459 shares of the Company's common stock at an average conversion rate of 19,207 shares per $1,000 principal amount of Debentures (equivalent to a conversion price of approximately $.05).

                                    F-19

In 2000, holders of the Company's Line of Credit exchangeable into 4% Convertible Debentures (see Note B) converted underlying Debentures into 10,536,475 shares of the Company's common stock at an average conversion rate of 27,654 shares per $1,000 principal amount of debentures (equivalent to a conversion price of approximately $.036 per share).

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE I-COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office and warehouse space on a year-to-year basis in San Diego, California for its corporate offices. The Company also leases warehouse and plant facilities in Modesto, California.
Commitments for minimum rentals under non-cancelable leases at the end of 2000 are as follows:

              2001               $    186,475
              2002                    180,000
              2003                     60,000

                                 $    426,475

Employment and Consulting Agreements

The Company has an employment agreement with the Company's President and Chief Executive Officer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause. At December 31, 2000, the Company's President and Chief Executive Officer waived any and all claims for unpaid compensation of $140,000 under the employment agreement.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

                                   F-20

License and Royalty Agreements

The Company has entered into a licensing and royalty agreement which allow the Company to use certain patent rights in the passive restraint products the Company is currently developing. The licensing agreement requires royalty payments ranging from 2% to 4% of specified product sales. Minimum royalty payments due under this agreement for the period 2000 through 2004 total approximately $250,000.

For the years ended December 31, 2000 and 1999, royalty payments charged to expense were $ 50,000 and $25,000, respectively.

Litigation

In 1998, a financial institution filed a complaint against Majestic Modular Buildings, Ltd, a wholly-owned subsidiary of the Company in the Stanislaus County Superior Court. The complaint alleges the previous owners of the subsidiaries' assets improperly transferred property to the Company in connection with the sale of certain assets. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the bank's claims.

In July 2000, the Clovis Unified School District filed a complaint against the Company and Majestic Modular Buildings, Ltd. in Stanislaus County Superior Court. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the Plaintiff's claims.

In January 2001, the Eastside Union School District filed complaint against the Company and Majestic Modular Buildings, Ltd. in Stanislaus County Superior Court. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the Plaintiff's claims.

The Company is also subject to other legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

                                     F-21

NOTE J-LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                        2000        1999

Net loss available for common shareholders          $(5,815,893) $(4,123,634)
Basic and fully diluted loss per share                     (.14)        (.17)
Weighted average common shares outstanding           42,085,442   24,942,985

NOTE K-RELATED PARTY TRANSACTIONS

In 1999, the Company's President and Chief Executive Officer and his spouse advanced funds in the form of unsecured notes to the Company for working capital purposes. As of December 31, 2000 and 1999, the amounts due the Company's President and Chief Executive Officer and his spouse were $ 373,593 and $ 344,069, respectively (see Note B).

In 1999, a company whose shareholders include officers of the Company, advanced funds in the form of an unsecured note to the Company for working capital purposes. As of December 31, 2000 and 1999, the amount due the company were $ 7,000 and $57,039, respectively. No formal repayment terms or arrangements exist (see Note B).

NOTE L-SEGMENT INFORMATION

The Company's operations are classified into three reportable segments: Majestic Modular, Majestic Financial and Majestic
Transportation. The Company's three reportable segments are managed separately based on fundamental differences in their operations.

Majestic Modular develops, manufactures and markets re-locatable modular classrooms, offices, office buildings, telephone equipment bunkers and modular structures. Majestic Modular's customers are primarily in the State of California.

Majestic Financial originates and services modular building leases. Majestic Financial's customers are primarily in the State of California.

Majestic Transportation is developing and marketing a proprietary passenger restraint system for the school bus industry. While Majestic Transportation is in the developmental stage and has not reported sales from its inception, the Company believes its products will be sold to customers throughout North America.

                                   F-22

Segment operating income is total segment revenue reduced by operating expenses identifiable with that business segment.
Corporate includes general corporate administrative costs.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in the summary of accounting policies. There are no inter-segment sales.

                                                       2000        1999
Sales:
Majestic Modular                                     $ 2,391,298  $ 2,265,609
Majestic Financial                                       100,150       23,529
Majestic Transportation                                        -            -
  Total Sales                                          2,491,448    2,289,138

Operating (Loss):
Majestic Modular                                      (1,607,381)  (1,522,237)
Majestic Financial                                      (122,082)  (   37,461)
Majestic Transportation                                 (243,989)  (  362,128)
Corporate General and Administrative Expenses         (3,842,440)  (2,202,290)
  Total Segment Operating Loss                        (5,815,893)  (4,124,116)

Segments Assets:
Majestic Modular                                       1,067,879    1,041,325
Majestic Financial                                             -      222,531
Majestic Transportation                                   46,784       56,217
Corporate                                                144,363       27,166
  Total Segment Assets                                 1,259,026    1,347,239

Capital Expenditures:
Majestic Modular                                         207,169      168,402
Majestic Financial                                             -      201,084
Majestic Transportation                                   45,328       44,147
Corporate                                                 18,337            -
  Total Capital Expenditures                             270,834      413,633

Depreciation and Amortization:
Majestic Modular                                          62,769       57,349
Majestic Financial                                         9,181       14,621
Majestic Transportation                                   10,735        5,861
Corporate                                                  5,594        5,572
  Total Depreciation and Amortization                     88,279       83,403

                                          F-23
NOTE M-GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2000 and 1999, the Company incurred loses from operations of $ 5,815,893 and $4,123,634 respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve it liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                                       F-24

                                                              September 30
                                                                   2001
                                       ASSETS

Current Assets:
 Cash and Equivalents                                         $     248,404
 Accounts Receivable-net of allowance                                70,584
 Deposits and Other Prepaid Expenses                                 60,944
 Inventory, at Cost                                                 530,162
Total Current Assets                                                910,095

Property and Equipment                                              301,656
 Accumulated Depreciation                                          (109,513)
 Net Property and Equipment                                         192,143

Other Assets                                                        151,881
 Amortization                                                       (69,507)
 Net Other Assets                                                    82,374

Total Assets                                                      1,184,611

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current Liabilities:
 Current Maturities of Long Term Debt                               312,529
 Accounts Payable and Accrued Liabilities                         1,099,754
 Customer Deposits                                                  892,868
Total Current Liabilities                                         2,305,151

Long Term Debt, Less Current Maturities                             370,286

Deficiency in Stockholders' Equity
Convertible Preferred Stock, Par Value,
$.001 per share 2,000,000 shares
authorized; none issued at September
30, 2001                                                                  -
Common Stock, Par Value $.001 per
Share, 200,000,000 shares authorized;
101,290,047 issued at September 30, 2001                            191,290
 Additional Paid-In Capital                                      12,871,198
Accumulated Deficit                                             (14,553,314)
Deficiency in Stockholders' Equity                               (1,490,826)

Total Liabilities and Equity                                      1,184,611

            See Accompanying Notes to Unaudited Financial Statements

                                        F-25

                            THE MAJESTIC COMPANIES, LTD.
                    CONSOLIDATED STATEMENT OF LOSSES (Unaudited)
                   FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30

                                                  Three Months Ended                 Nine Months Ended
                                                     September 30                      September 30
                                               2001                2000           2001            2000
Net Sales                                      $     17,321        $    70,077    $   60,339  $    90,201
Cost of Goods Sold                                        -            212,087             -      212,087
Gross Profit                                         17,321           (142,010)       60,339     (121,886)

Research and Development                             18,143              9,326        48,571        90,245
Sales and Marketing                                 182,016             38,395       274,721        90,152
General and Administrative                          209,669          1,253,677       981,670     2,893,778
Depreciation & Amortization                           5,570              5,800        13,424        22,211

                                                    415,398          1,307,198     1,318,386     3,096,386

Operating (Loss)                                   (398,077)        (1,449,208)   (1,258,047)   (3,218,272)

Interest Expense                                      9,034              9,637        92,869        47,229
Loss from Continuing
Operations Before Income
Tax and Discontinued Operations                    (407,111)        (1,458,845)    (1,350,916) (3,265,501)
Income Tax Benefit                                        -                  -              -           -

Loss from Continuing Operations, Before
Discontinued Operations                            (407,111)        (1,458,845)    (1,350,916) (3,265,501)

Loss from Discontinued Operations                   (54,313)          (308,399)      (551,930)   (806,436)

Net Loss                                           (461,426)        (1,767,247)    (1,902,846) (4,071,937)

Loss Per Common Share
(Basic and Assuming Dilution)                         (0.00)             (0.03)         (0.01)      (0.12)
Continuing Operations                                 (0.00)             (0.03)         (0.01)      (0.09)
Discontinuing Operations$                             (0.00)             (0.00)         (0.00)      (0.03)

Weighted Average Common                         169,984,046          51,301,397   135,047,360 135,230,355


                See Accompanying Notes to Unaudited Financial Statements

                                         F-26

                                THE MAJESTIC COMPANIES, LTD.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (Unaudited)

                                                          Nine Months Ended
                                                            September 30
                                                       2001             2000

Increase (Decrease) in Cash and Equivalents
Cash Flows from Operating Activities:
Net Loss for the Period from Continuing Operations    $(1,350,916) $(3,265,501)
Adjustments to Reconcile Net (Loss) to Net Cash
Net Cash Provided (Used) by Operating Activities:
Net Loss for the period from discontinued
Operations                                               (551,930)    (806,436)
Common Stock issued in connection with
services rendered                                         433,818    3,189,705
Common stock issued in exchange for debt                  191,195            -
Depreciation and Amortization                              51,313       71,841
(Increase) Decrease In:
 Accounts Receivable                                      (17,752)   (126,751)
 Prepaid Expenses and Other                               105,691    (822,961)
 Inventory                                                201,874    (633,759)
 Other Assets                                             (58,753)          -
Increase (Decrease) in:
 Accounts Payable and Accrued Expenses, net              (209,077)      4,113
 Customer Deposits                                        140,343     508,781
Net Cash Used in Operating Activities                  (1,064,194) (1,880,968)
Cash Flows from Investing Activities:
 Capital Expenditures, Net of Disposals                    (3,687)     (8,044)
Net Cash Used in Investing Activities                      (3,687)     (8,044)
Cash Flows from Financing Activities:
 Proceeds from Sale of Common Stock, Net of Costs               -           -
 Proceeds from Loans, Net                               1,431,720   3,188,022
 Repayment of Loans, Net                                 (152,123) (1,288,404)
Net Cash, Provided by Financing Activities              1,279,597   1,899,618
Net Increase (Decrease) in Cash and Equivalents           211,716      10,606
Cash and Equivalents at Beginning of Period                36,688       4,970
Cash and Equivalents at End of Period                     248,404      15,576

Supplemental Disclosures of Cash Flow Information:
 Cash Paid during the period for interest                  18,686      62,196
 Cash Paid during the period for taxes                          -           -
 Common Stock issued for services                         433,818   3,189,705
 Non Cash Financing Activities:
  Issuance of common stock in exchange for debt           191,195           -
  Common stock subscription receivable                          -           -
  Debentures exchanged for common stock                 1,804,949           -

              See Accompanying Notes to Unaudited Financial Statements

                                         F-27

                               THE MAJESTIC COMPANIES, LTD.
                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                         (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Registrant's December 31, 2000 Annual Report on Form 10-KSB.

Basis of Presentation

The consolidated financial statements include the accounts of the Registrant, and its wholly-owned subsidiaries, Majestic Modular
Buildings, Ltd., Majestic Financial, Ltd., and Majestic Safe-T-
Products, Ltd. (formerly Majestic Transportation Products, Ltd.).
Significant intercompany transactions have been eliminated in consolidation.

Discontinued Operations

In October 2001, the Company signed a binding letter of intent to sell its Majestic Modular segment to Global Diversified Holdings,
Inc for approximately $ 6,000,000, comprised as follows:

     Assumption of Majestic Modular debt                   $    1,000,000
     Issuance of Note Payable to Company                        1,300,000
     Issuance of Global Diversified Holdings,
      Inc common stock                                          3,700,000
                                                           $    6,000,000

The Majestic Modular Buildings segment is accounted for as a discontinued operation, and accordingly, amounts in the financial statements, and related notes for all periods shown have been restated to reflect discontinued operations accounting. Summarized results of the discontinued business are shown separately as discontinued operations in the accompanying consolidated financial statements. The investment is discontinued operations is primarily comprised of accounts receivable, inventory, fixed assets, net of liabilities.

                                       F-28

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS")No. 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets" ("FAS 142"). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addressed the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, the Company will discontinue the amortization of goodwill as of December 31, 2001. The Company does not believe that the adoption of FAS 141 and FAS 142 will have a material impact on its consolidated financial statements.

In October 2001, the Financial Accounting Standards Board issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and related literature and establishes a single accounting model, based n the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

Segment Information

During 2001 and 2000, the Registrant operated in three reportable segments: Majestic Modular, Majestic Financial and Majestic Safe-T-Products. The Registrant's three reportable segments are managed separately based on fundamental differences in their operations.

Majestic Modular develops, manufactures and markets re-locatable modular classrooms, offices, office buildings, telephone equipment bunkers and modular structures. Majestic Modular's customers are primarily in the State of California. The Company entered into a binding letter of intent to sell Majestic Modular and the segment had been accounted for as a discontinued operation in the accompanying consolidated financial statements.

Majestic Financial originates and services modular building leases. Majestic Financial's customers are primarily in the State of California. Operations for this subsidiary were substantially reduced in the year 2000.

                                    F-29

Majestic Safe-T-Products, Ltd., is developing and marketing a proprietary passenger restraint system and an undercarriage guard device for the school bus industry. While Majestic Safe-T-Products is in the developmental stage and has not reported sales from its inception, the Registrant believes its products will be sold to customers throughout North America.

Segment operating income is total segment revenue reduced by operating expenses identifiable with that business segment.
Corporate includes general corporate administrative costs.

The Registrant evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in the summary of accounting policies. There are no inter-segment sales.

                          THE MAJESTIC COMPANIES, LTD.
                                 INDUSTRY SEGMENTS
                                     (UNAUDITED)

                              Three Months Ended        Nine Months Ended
                                  September 30             September 30
                              2001           2000       2001          2000

Net Sales to External
Customers
 Leases                       $   10,037    $   70,038  $   30,113  $   90,113
 Transportation                    1,194             -       1,194           -
 All Other, net                    6,090            39      29,032          88
Total Sales to External
Customers                         17,321        70,077      60,339      90,201

Segment Operating Income
(Loss)
 Leases                           10,038      (143,372)     29,983    (132,119)
 Transportation                  (59,133)     (101,594)   (146,540)   (189,097)
 All Other                      (348,982)   (1,204,242) (1,141,490) (2,897,056)
Total Segment Operating
(Loss)                          (398,077)   (1,449,208) (1,258,047) (3,218,272)

                                         F-30

                            THE MAJESTIC COMPANIES, LTD.
                                   INDUSTRY SEGMENTS
                                      (UNAUDITED)

                                                September 30
                                                     2001

Assets:
 Modular Buildings                              $     802,710
 Leases                                                     -
 Transportation                                       337,179
 Corporate Assets not Assigned
  to Units                                             44,722
                                                $   1,184,611

                                                 Nine Months ended
                                                     September 30
                                                2001               2000

Capital Expenditures:
 Modular Buildings                              $    -             $     -
 Leases                                              -                   -
 Transportation                                      -                   -
 Corporate                                       3,687               8,044
                                                 3,687               8,044

Depreciation and amortization
 Modular Buildings                                   -                   -
 Leases                                              -               9,181
 Transportation                                 10,457               8,942
 Corporate                                      40,856              53,718
                                                51,313              71,841

                                     F-31

(b)  Pro Forma Financial Information.

     Unaudited Pro Forma Condensed Balance Sheet as of
       October 31, 2001
     Unaudited Pro Forma Condensed Statement of Losses for
       the Six  Months ended October 31, 2001
     Unaudited Pro Forma Condensed  Statement of Losses for
       the Year ended April 30, 2001
     Notes to Unaudited Pro Forma Condensed Financial
       Information

                  Unaudited Pro Forma Condensed Financial Information

     On December 7, 2001, Global Diversified Holdings, Inc., formerly Global Foods Online, Inc. (the "Registrant", "Global") formally acquired purchased Majestic Modular Buildings, Ltd.("Modular"), a wholly owned subsidiary of the Majestic Companies, Ltd. ("Majestic") , through an Agreement and Plan of Exchange ("Agreement"). Pursuant to this Agreement, Modular became a wholly-owned subsidiary of the Registrant.

     Modular is engaged in the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use primarily within the state of California. Modular maintains administrative and manufacturing facilities at 320 9th Street, Modesto, California.

     In connection with the acquisition of Modular, the Registrant issued to the parent of Modular, Majestic, a total of Twenty-
Eight Million, Five Hundred Thousand (28,500,000) shares of restricted common stock of the Registrant. The Registrant also issued a note payable to Majestic in the amount of Nine Hundred Thousand Dollars ($900,000.00), payable over a sixteen (16) month period.

     Subsequent to the date of the Agreement, the Registrant and Majestic amended the terms of the Agreement whereby the Majestic and the Registrant agreed to cancel the $900,000 note in exchange for the issuance of an additional 5,000,000 shares of the Registrant's restricted common stock to Majestic. The shares are to be held in escrow and the Registrant has the option to redeem the shares in full, or in part, within one year of issuance in exchange for $150,000.

     Under a separate Agreement, an entity controlled by the Registrant's President and Chief Executive Officer contributed an aggregate of $1,500,000 of assets and raw materials (fair market value estimated at $3,116,000) in exchange for Fifty-Nine Million (59,000,000) shares of the Registrant's restricted common stock and the issuance of a non- interest bearing note payable in the amount of Seven Hundred Thousand Dollars ($700,000.00). The note is payable over a sixteen (16) month period, beginning on June 8, 2002, and continuing on the eighth day of each successive month for nine more months at the rate of $70,000 per month in the form of the Registrants' restricted common stock . The shares of common stock to be issued will be based upon the closing bid price of the Registrant common stock on the eighth day of each month on which payment is due, and if there is not a closing bid price on that day, then the amount to be calculated will be calculated according to the next available closing bid price. The transaction will be accounted for using the purchase method of accounting. The Registrant recorded the carryover historical basis of net tangible assets contributed, which did not differ materially from their historical cost. The results of operations subsequent to the date of acquisition will be included in the Registrant's consolidated statement of operations.

     The contribution of the assets should result in an immediate increase in core business book value and bring about revenue and income growth. The core component of the asset base is its integrated, state-of-the-art, automated manufacturing equipment and process, raw material and marketing collateral that are specifically designed for the high capacity construction of modular structures. In addition to tangible assets, the new Company's new management team brings a proven track record of being able to quickly ramp up modular building sales and manufacturing capacity in an extremely compressed time frame, as well as many years of modular industry experience.

     The Registrant's acquisition of certain Modular assets and contribution of assets by the Company's President and Chief Executive Officer are critical steps in the deployment of its new business, what will be the Registrant's core business- the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use within the state of California, as well as other Western States

     Subsequent to its acquisition of Modular, the Registrant determined it was in the best interests of the Company to dispose of Modular's certain non performing assets. On January 24, 2002, the Registrant sold Modular to Mr. Gerard Lehman, a former employee and officer of Modular for $1,000 and other good and valuable consideration.

                            GLOBAL DIVERSIFIED HOLDINGS, INC
                       UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                       OCTOBER 31, 2001

                      The Majestic                                 Global Foods
                      Companies, Ltd.                              Online, Inc.
                       (Historical                    Majestic      (Historical                Proforma
                        Financial     Proforma        Modular        Financial     Proforma    Balance
                       Statements) Adjustments    Buildings Ltd.    Statements)    Adjustments  Sheet

ASSETS
Current Assets:
 Cash and Equivalents $   248,404  $  (248,229)(1) $       175      $     421     $     825(10)$ 1,421
 Accounts
   Receivable-net          70,584      (20,000)(1)      50,584              -       (50,584)(10)      -
 Notes Receivable               -                            -         10,250                    10,250
 Deposits and Other        60,944       (8,436)(1)      52,508            500       (52,508)(10)    500
                                                                                    204,552 (5)

 Inventory, at Cost       530,162                      530,162              -      (255,162)(10) 479,552
Total Current Assets      910,094                      633,429          11,171                   491,723
                                                                                    1,295,448(5)

Property and Equipment,
net of depreciation       192,143      (40,374)(1)     151,769           3,123      (151,769)(10) 1,298,571

Other Assets
                                                                                   1,572,162(4)
                                                                                      85,000(5)
Goodwill, net of
amortization                    -                            -               -    (1,572,162)(10)    85,000
Trademarks, net of
Amortization               82,374      (64,862)(1)      17,512               -       (17,512)(10)         -
Net Other Assets           82,374                       17,512               -                       85,000
                        1,184,611                      802,710          14,294                    1,875,294


 See accompanying notes to pro forma unaudited condensed financial information

                              GLOBAL DIVERSIFIED HOLDINGS, INC
                        UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                      OCTOBER 31, 2001

                      The Majestic                                 Global Foods
                      Companies, Ltd.                              Online, Inc.
                       (Historical                    Majestic      (Historical                Proforma
                        Financial     Proforma        Modular        Financial     Proforma    Balance
                       Statements) Adjustments    Buildings Ltd.    Statements)    Adjustments  Sheet

LIABILITIES AND
(DEFICIENCY)
STOCKHOLDERS' EQUITY

    Liabilities
Current Liabilities:
 Current Maturities of
  Long Term Debt      $    79,934       (79,934)(1) $       -       $        -                  $         -
 Accounts Payable and
  Accrued Liabilities   1,099,755      (202,845)(1)   896,909          174,920     (896,909)(10)    174,920
 Notes Payable                  -                           -            3,000      700,000 (5)     703,000
 Other Liabilities        232,595      (225,000)(1)     7,595                        (7,595)(10)          -

 Customer Deposits        892,868                     892,868                -     (617,868)(10)    275,000
Total Current
Liabilities             2,305,152                   1,797,372          177,920                    1,152,920

Long Term Debt, Less
 Current Maturities        95,888       (95,888)(1)         -                -                            -
 Due Related Party        274,397      (274,397)(1)         -                -                            -
Total Long Term
  Liabilities             370,285                           -                -                            -
(Deficiency)
Stockholders' Equity                                                                 59,000(5)

Common Stock              191,290      (191,290)(1)         -           10,607       33,500(4)      103,107
                                                                                    826,000(5)

Additional Paid-In
Capital                12,871,198   (12,871,198)(1)         -        1,477,921      544,000(4)    2,847,921
Common Stock
Subscriptions                   -                           -           16,600                       16,600
                                                                                   (576,500)(10)

Accumulated Deficit   (14,553,314)   13,558,652(1)   (994,662)      (1,668,754)     994,662(4)  (2,245,254)
Stockholders' Equity
(deficiency)           (1,490,826)                   (994,662)        (163,626)                    722,374
Total Liabilities and
Equity                  1,184,611                     802,710           14,294                   1,875,294

See accompanying notes to pro forma unaudited  condensed financial information.

                           GLOBAL DIVERSIFIED HOLDINGS, INC
                 UNAUDITED PRO FORMA CONDENSED STATEMENT OF LOSSES
                      FOR THE SIX MONTHS ENDED OCTOBER 31, 2001

                      The Majestic                                 Global
                      Companies, Ltd.                              Diversified
                       (Historical                    Majestic     Holdings, Inc.              Proforma
                        Financial     Proforma        Modular       Historical      Proforma    Balance
                       Statements) Adjustments    Buildings Ltd.    Financial     Adjustments    Sheet
                                                                   Statements)
Revenues
Operating Income       $   755,516 $  (21,269)(2) $   734,247      $        -     $  (734,247)(11) $      -

Cost of Goods Sold
Materials                  405,272                    405,272               -        (405,272)(11)        -
Labor                      167,975                    167,975               -        (167,975)(11)        -
Other                           38                         38               -             (38)(11)        -
                           573,285                    573,285               -                             -
Gross Profit               182,231                    160,962               -                             -
Other Income                23,500    (23,500)(2)           -               -                             -
                           205,731                    160,962               -                             -

Operating Expenses
General and
Administrative           1,392,910   (833,382)(2)     559,528         162,051       (559,528)(11)   162,051
Interest Expense            65,326    (53,477)(2)      11,849             150        (11,849)(11)       150
                                                                                     (24,750)(11)
                                                                                     259,090(8)

Depreciation and
Amortization                34,247     (9,497)(2)     24,750            1,562        331,432(6)     592,084
Total Expenses           1,492,483                   596,127          163,763                       754,285

(Loss) Before Income
Taxes and Disposal of
Segment                 (1,286,752)                 (435,165)        (163,763)                    (754,285)
Income Taxes                     -                         -                -                            -
Loss on Disposal of
Segment                          -                         -                -      (576,500)(10)  (576,500)

Net Loss                (1,286,752)                 (435,165)        (163,763)                  (1,330,785)
Loss per common share
(basic and assuming
dilution)                                                               (0.02)                       (0.13)
Continuing operations                                                                                (0.07)
Discontinued operations                                                                              (0.06)
Weighted average shares
Outstanding                                                        10,042,205                   10,042,205

See accompanying notes to pro forma unaudited condensed financial information.

                             GLOBAL DIVERSIFIED HOLDINGS, INC
                   UNAUDITED PRO FORMA CONDENSED STATEMENT OF LOSSES
                           FOR THE PERIOD ENDED APRIL 30, 2001


                      The Majestic                                 Global
                      Companies, Ltd.                              Diversified
                       (Historical                    Majestic     Holdings, Inc.              Proforma
                        Financial     Proforma        Modular       Historical      Proforma    Balance
                       Statements) Adjustments    Buildings Ltd.    Financial     Adjustments    Sheet
                                                                   Statements)

Revenues
Operating Income      $ 2,473,570  $   (40,150)(3) $ 2,433,420    $         - $ (2,433,420)(12)$       -

Cost of Goods Sold
Materials               1,962,811     (212,087)(3)   1,750,724              -   (1,750,724)(12)        -
Labor                     841,853                      841,853              -     (841,853)(12)        -
Other                      (1,485)                      (1,485)             -        1,485(12)         -
                        2,803,179                    2,591,092              -                          -
Gross Profit             (329,609)                    (157,672)             -                          -

Other Income               68,277      (68,277)(3)           -              -                          -
                         (261,332)                    (157,672)             -                          -

Operating Expenses
General and
Administrative          4,763,591   (3,687,745)(3)   1,075,846      1,055,605    (1,075,846)(12) 1,055,605
Interest Expense          130,995      (81,588)(3)      49,407          8,400       (49,407)(12)     8,400
                                                                                    (69,348)(12)
                                                                                    129,545(9)

Depreciation and
Amortization               90,414      (21,066)(3)      69,348              -       165,716(7)     295,261
Total Expenses          4,985,000                    1,194,601      1,064,005                    1,359,266

(Loss) Before Income
Taxes and Disposal of
Segment                (5,246,332)                  (1,352,273)    (1,064,005)                  (1,359,266)
Income Taxes                    -            -               -              -                            -
Loss on Disposal of
Segment                         -                            -              -      (576,500)(10)  (576,500)
Net Loss               (5,246,332)                  (1,352,273)    (1,064,005)                  (1,935,766)
Loss per common share
(basic and assuming
dilution)                                                               (0.13)                       (0.24)
Continuing operations                                                                                (0.17)
Discontinued operations                                                                              (0.07)
Weighted average shares
Outstanding                                                         8,021,249                    8,021,249

See accompanying note to pro forma unaudited condensed financial information.

             NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     On December 11, 2001, Global Diversified Industries, Inc., formerly, Global Foods Online, Inc. (" the Registrant" or "Company") formally acquired Majestic Modular Buildings, Ltd ("Modular"), a wholly owned subsidiary of Majestic Companies. Inc. ("Majestic") through an Agreement and Plan of Exchange ("Agreement"). The transaction is accounted for using the purchase method of accounting.

     In connection with the acquisition of Modular, the Registrant issued to the parent of Modular, Majestic, a total of Twenty-Eight Million, Five Hundred Thousand (28,500,000) shares of restricted common stock of the Registrant. The Registrant also issued a note payable to Majestic in the amount of Nine Hundred Thousand Dollars ($900,000.00), payable over a sixteen (16) month period. The stock that was issued in this transaction was valued at approximately 50% percent of the average of the stock's closing price five days prior to November 16, 2001.

     Subsequent to the date of the Agreement, the Registrant and Majestic amended the terms of the Agreement whereby the Majestic and the Registrant agreed to cancel the $900,000 note in exchange for the issuance of an additional 5,000,000 shares of the Registrant's restricted common stock to Majestic. The shares are to be held in escrow and the Registrant has the option to redeem the shares in full, or in part, within one year of issuance in exchange for $150,000.

     Under a separate Agreement, dated November 2001 an entity controlled by the Registrant's President and Chief Executive Officer contributed an aggregate of $1,500,000 of assets and raw materials (fair market value estimated at $3,116,000) in exchange for Fifty-Nine Million (59,000,000) shares of the Registrant's restricted common stock and the issuance of a non- interest bearing note payable in the amount of Seven Hundred Thousand Dollars ($700,000.00). The note is payable over a sixteen (16) month period, beginning on June 8, 2002, and continuing on the eighth day of each successive month for nine more months at the rate of $70,000 per month in the form of the Registrants' restricted common stock . The shares of common stock to be issued will be based upon the closing bid price of the Registrant common stock on the eighth day of each month on which payment is due, and if there is not a closing bid price on that day, then the amount to be calculated will be calculated according to the next available closing bid price. The transaction will be accounted for using the purchase method of accounting. The Registrant recorded the carryover historical basis of net tangible assets contributed, which did not differ materially from their historical cost. The results of operations subsequent to the date of acquisition will be included in the Registrant's consolidated statement of operations.

     Subsequent to its acquisition of Modular, the Registrant determined it was in the best interests of the Company to dispose of its certain non performing assets. On January 24, 2002, the Registrant sold Modular to Mr. Gerard Lehman, a former employee and officer of Modular for $1,000, and other good and valuable consideration.

     The Pro Forma Unaudited Financial Statements have been prepared in order to present the condensed financial position and results of operations of the Company and Modular as if:

     Modular's acquisition and subsequent disposition occurred as of October 31, 2001 for the unaudited pro forma condensed balance sheet, as if the transactions had taken place at May 1, 2000 for the unaudited condensed statements of losses for the year ended April 30, 2001 and for the six month period ended October 31, 2001.

     the contribution of assets by an entity controlled by the Company's principal shareholder the Company had occurred as of October 31, 2001 for the unaudited pro forma condensed balance sheet, as if the transaction had taken place at May 1, 2000 for the unaudited condensed statements of losses for the year ended April 30, 2001 and for the six month period ended October 31, 2001.

     The unaudited pro forma condensed financial data has been prepared by the Company's management based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. This pro forma data may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements of Majestic and Registrant included in this Form and the historical consolidated December 31, 2000 financial statements of Majestic (including notes thereto) and the historical consolidated April 30, 2001 financial statements of Registrant included in the Registrant's SEC Form
10KSB and the October 31, 2001 financial information included in Registrant's SEC Form 10QSB.

     (1) Reflects the removal of specific assets and liabilities of Majestic operating segments that were not acquired as part of Global's acquisition of Modular

                                                                Dr (Cr)
Cash                                                           $  ( 248,229)
Accounts receivable                                                 (20,000)
Deposits                                                             (8,436)
Property and equipment, net                                         (40,374)
Trademarks, net                                                     (64,862)
Current potion- long term debt                                       79,935
Accounts payable and accrued expenses                               202,845
Other liabilities                                                   225,000
Long term debt                                                       95,888
Due to related party                                                274,397
Common stock                                                        191,290
Additional paid in capital                                       12,871,198
Accumulated deficit                                             (13,558,652)
                                                              $           0

     (2) Reflects the removal of specific business segments from Majestic that were not acquired as a part of the acquisition of Modular by Global for the six months ended October 31, 2001

                                                              Dr         Cr.

Revenues                                                      21,269
Other income                                                  23,500
Selling general and administrative                                      833,382
Interest                                                                 53,477
Depreciation and amortization                                             9,497

     (3) Reflects the removal of specific business segments from Majestic that were not acquired as a part of the acquisition of Modular by Global for the year ended April, 2001

                                                              Dr        Cr.

Revenues                                                      40,150
Other income                                                  68,277
Cost of sales                                                           212,087
Selling general and administrative                                    3,687,745
Interest                                                                 81,588
Depreciation and amortization                                            21,066

     (4) To record the acquisition of Modular for 28,500,000 shares of the Company's restricted common stock valued at $.015 per share, 5,000,000 shares of the Company's restricted common stock held in escrow, valued at $.03 per share, and the assumption of the excess of $994,662 of Modular liabilities assumed over the Modular assets. The 28,500,000 shares of stock issued in this transaction was valued at approximately 50% the average of the Company's common stock closing price five days prior to November 16, 2001.The 5,000,000 shares issued were valued based upon the Company's price to redeem the shares within one year of issuance.

     The significant components of this transaction are:

     Common shares issued                    $      33,500
     Additional paid in capital                    544,000
     Excess of liabilities assumed
      over assets acquired                         994,662
     Total consideration paid                $   1,572,162

     (5) To record the purchase of assets from entity controlled by Company's President and Chief Executive Officer

                                                               Dr.        Cr.

     Inventory                                               204,552
     Property and Equipment                                1,295,448
     Goodwill                                                 85,000
     Note payable                                                      700,000
     Issuance of 59,000,000 shares of
      the Company's restricted common stock                             59,000
     Additional paid in capital                                        826,000

     (6) To record one year's amortization of intangibles arising from the acquisition of Modular and other assets. The intangible assets acquired are being amortized over a five-year period.

     (7) To record six month's amortization of intangibles arising from the acquisition of Modular and other assets. The intangible assets acquired are being amortized over a five-year period.

     (8) To record one year's depreciation of equipment arising from the acquisition of assets. The equipment acquired will be depreciated over a five-year period.

     (9) To record six month's depreciation of property and equipment arising from the acquisition of assets. The assets will be depreciated over a five-year period.

     (10) Reflects the removal of specific assets and liabilities of Modular that were disposed of in exchange for $1,000, and other good and valuable consideration.

                                                                  Dr(Cr)

Cash and equivalents, net                                       $      825
Accounts receivable- net of allowance                              (50,584)
Notes receivable                                                   (52,508)
Inventory, at cost                                                (255,162)
Property and Equipment, net of depreciation                       (151,769)
Trademarks, net of amortization                                    (17,512)
Goodwill                                                        (1,572,162)
Accounts Payable and Accrued Liabilities                           896,909
Other Liabilities                                                    7,595
Customer Deposits                                                  617,868
Loss on Disposal of Segment                                        576,500

                                                               $         -

     (11) Reflects the removal of Modular revenues and expenses for the six months ended October 31, 2001

                                                                Dr        Cr.

Revenues                                                       734,247
Cost of sales                                                           573,285
Selling general and administrative                                      559,528
Interest                                                                 11,849
Depreciation and amortization                                            24,750

     (13) Reflects the removal of Modular revenues and expenses for the year ended April 30, 2001

                                                                Dr        Cr.

Revenues                                                    2,433,420
Cost of sales                                                         2,591,092
Selling general and administrative                                    1,075,846
Interest                                                                 49,407
Depreciation and amortization                                            69,348

                                      SIGNATURE

     Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Global Diversified Holdings, Inc

                                            By: /s/  Philip Hamilton
Dated: February 15, 2001                    Philip Hamilton, President